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                                             EXHIBIT 10.43





























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       HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
               RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") dated as of ___________, by and between HARMAN INTERNATIONAL
INDUSTRIES, INCORPORATED, a Delaware Corporation (the
"Company"), and ___________ (the "Grantee"):

                 W I T N E S S E T H:

     WHEREAS, the Grantee is an employee of [___________, a Subsidiary of] the Company; and

     WHEREAS, the execution of a restricted stock agreement in the form hereof has been authorized by a resolution of the Compensation and Option Committee (the "Committee") of the Board of Directors (the "Board") of the Company duly adopted on ___________, (the "Date of Grant");

     NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and the Grantee agree as follows:

1. Grant of Restricted Shares. Pursuant to the terms and conditions of the Harman International Industries, Incorporated 1992 Incentive Plan (the "Plan"), the Company hereby grants to Grantee _________ shares (the "Restricted Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), [at the price of $_____ per share (the "Purchase Price"),] subject to the applicable terms and conditions of the Plan and the terms, conditions, limitations and restrictions set forth herein. [Upon payment in full of the Purchase Price] [T]he Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate(s) registered in the name of the Grantee and bearing a legend referring to the restrictions set forth herein.

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2.     Restrictions on Transfer of Restricted Shares.  The Restricted Shares
may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee unless and until they have become nonrestricted and nonforfeitable in accordance with Section 3 hereof; provided, however, that the Grantee's interest in the Restricted Shares may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

3. Vesting of Restricted Shares. (a) The Restricted Shares shall become nonrestricted and nonforfeitable at the rate of _____ percent thereof on each of the first __________ anniversaries of the Date of Grant for so long as the Grantee remains in the continuous employ of the Company or a Subsidiary. For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of his employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Board.

    (b) Notwithstanding the provisions of paragraph 3(a) hereof, all of the Restricted Shares shall immediately become nonrestricted and nonforfeitable upon the occurrence of a change in control of the Company.
A "change in control of the Company" means the occurrence, before the Agreement terminates, of any of the following events:

    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a
"Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Stock");

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provided, however, that for purposes of this Section 3(b)(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 3(b)(ii), below), (B) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 3(b)(iii), below; or

    (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent
Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and

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entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries),
(B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

    (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of
Section 3(b)(iii).

    (c) Notwithstanding the provisions of paragraph 3(a) hereof, the Committee may, in its sole discretion, determine that all of the Restricted Shares shall immediately become nonrestricted and nonforfeitable if the Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary.

4. Forfeiture of Restricted Shares. (a) Any of the Restricted Shares that have not become nonforfeitable in accordance with Section 3 hereof shall be forfeited if the Grantee ceases for any reason to be employed by the Company or a Subsidiary at any time prior to

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__________ years from the Date of Grant, unless the Committee determines to provide otherwise at the time of the cessation of the Grantee's employment.

    (b) In the event that the Grantee commits an act that the Board determines to have been intentionally committed and materially inimical to the interests of the Company, any Restricted Shares that have not become nonforfeitable in accordance with Section 3 hereof as of the time of the commission of that act shall be forfeited, notwithstanding any other provision of this Agreement. In the event of a forfeiture, the certificate(s) representing Restricted Shares that have not become nonforfeitable in accordance with Section 3 hereof shall be cancelled.

5. Dividend, Voting and Other Rights. The Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that (a) any cash dividends and other cash distributions that may be paid on any Restricted Shares that have not become nonrestricted and nonforfeitable in accordance with Section 3 hereof shall be automatically sequestered and reinvested in additional shares of Common Stock, which shall be subject to the same restrictions hereunder as the forfeitable Restricted Shares on which the cash dividends or other cash distributions are paid, and (b) any additional shares of Common Stock that the Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares.

6. Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until the Restricted Shares have become nonrestricted and nonforfeitable in accordance with Section 3 hereof.

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7.     Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

8. Adjustments. (a) The Committee may make such adjustments in the number and kind of shares of stock or other securities covered by this Agreement as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the Grantee's rights under this Agreement that otherwise would result from any:

    (i) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company;

    (ii) merger, consolidation, spin-off, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase securities of the Company; or

    (iii) other corporate transaction or event having an effect similar to any of the foregoing.

    (b)  In the event that any transaction or event described or referred to in
Section 8(a) above shall occur, the Committee may provide in substitution of any or all of the Grantee's rights under this Agreement such alternative consideration as the Committee may in good faith determine to be equitable under the circumstances.

9. Fractional Shares. The Company shall not be required to issue any fractional share of restricted or unrestricted Common Stock pursuant to the Restricted Shares. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

10. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance of restricted or nonrestricted shares of

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Common Stock or other securities pursuant to this Agreement, it shall be a condition to the issuance that the Grantee pay to the Company the balance of such tax required to be withheld or make provisions that are satisfactory to the Company for the payment thereof.

11. Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

12. Definition of Subsidiary. For the purposes of this Agreement, the term "Subsidiary" means any corporation in which the Company directly or indirectly owns or controls more than 50 percent of the total combined voting power of all classes of stock issued by the corporation.

13. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by the Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier with full postage prepaid and addressed to the parties as follows:

If to the Company, at: 1101 Pennsylvania Avenue, N.W.
                       Suite 1010
                       Washington, D.C. 20004
                       Attention:  Vice President-
                       Financial Operations

If to the Grantee:     Grantee's address provided by
                       Grantee on the last page hereof

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.

14. Interpretation. The interpretation and construction by the Board of Directors of the Agreement shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

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15.     Amendment in Writing.  In accordance with its terms, this
Agreement may be amended, but only in writing which specifically references this Section and is signed by each of the parties hereto.

16. Integration. The Restricted Shares are granted pursuant to the Plan, and this Agreement and the Restricted Shares are subject to all of the terms and conditions of the Plan, a copy of which is available upon request and incorporated herein by reference. As such, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the Restricted Shares, and supersedes any prior understandings or agreements, whether written or oral, with respect to the Restricted Shares.

17. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

18. Governing Law. This agreement is made under, and shall be construed in accordance with, the laws of the District of Columbia.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed by the Company on the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED
By      ______________________
            Name:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

_____________________      Date:_________________________
Optionee

OPTIONEE:  Please complete/update the following information.


Name:	                       _________________________

Home Address:                _________________________
                             _________________________
                             _________________________

Social Security Number:      _________________________

Date of Hire:                _________________________

Company or Division:         _________________________




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